Exhibit 99.1

ETHZilla Announces ETH Accumulation and Leadership Updates

Company has accumulated 102,246 ETH at an average acquisition price of $3,948.72, valued at approximately $443 million

McAndrew Rudisill appointed as Chief Executive Officer, will continue to serve as
Chairman

Provides update on previously announced stock repurchase program

Palm Beach, FL – September 8, 2025 – ETHZilla Corporation (Nasdaq: ETHZ), (the “Company” or “ETHZilla”), today announced it now has total holdings of 102,246 Ether (“ETH”) at an average acquisition price of $3,948.72, which is now valued at approximately $443 million. In addition to the ETH, ETHZilla holds approximately $213 million in USD cash equivalents.

Update on Stock Repurchase Program

ETHZilla announced that it has entered into an over-the counter (“OTC”) transaction with Cumberland DRW to obtain up to $80 million, collateralized by a portion of the Company’s holdings of ETH. The Company expects to use the net proceeds from this transaction to fund repurchases of common stock under the Company’s previously announced $250 million stock repurchase program.

The Company has repurchased approximately 2.2 million shares at an average price of $2.50, reducing shares outstanding by 1.3%.

“This deal with Cumberland strengthens our ability to execute on our stock repurchase program and underscores our commitment to disciplined capital allocation,” said McAndrew Rudisill, the Company’s Chairman and Chief Executive Officer. “With our shares currently trading at a significant discount to NAV, we believe repurchasing shares is opportunistic and an accretive use of capital. We intend to take advantage of this market disparity while maintaining flexibility to pursue broader strategic objectives. I’m excited to lead ETHZilla into its next stage of growth as CEO and would like to thank Blair Jordan for his leadership and contributions.”

ETH Accumulation Update

A summary of ETHZilla’s current ETH position and key metrics as of September 5, 2025, except for shares outstanding, as of September 7, 2025:

●	Total ETH & ETH Equivalents Held(1): 102,246

●	Total ETH & ETH Equivalents Held (USD): approximately $443 million

●	Total USD Cash Equivalents(2): approximately $213 million

●	Total Shares Outstanding: 164,426,122

(1)	Total ETH & ETH Equivalents Held includes ETH the Company has agreed to purchase.

(2)	Total USD Cash Equivalents (a) excludes USD committed pursuant to agreement(s) to acquire ETH included in the Total ETH & ETH Equivalents Held and (b) does not include proceeds from the OTC transaction discussed above.

Weekly ETH and Capital Summary

Units of ETH (K)	8/24/2025	8/31/2025	9/5/2025
Beginning Balance	94.7	102.2	102.2
ETH Acquired(1)	7.6	0.0	0.0
Ending Balance	102.2	102.2	102.2
Avg ETH Purchase Price	$3,949	$3,949	$3,949
ATM Shares Issued (m)	3.3	2.4	-
ATM Net Proceeds ($m)	$20.9	$7.3	$-

(1)	ETH Acquired includes ETH the Company has entered into agreement(s) to purchase.

The Company will continue to provide updates to its treasury and on-chain yield generation strategies through press releases and regulatory filings as available.

Leadership Update

McAndrew Rudisill, the Company’s Chairman, has been appointed Chief Executive Officer, effective September 4, and will continue to serve as Chairman. He succeeds Blair Jordan, who has resigned from his position as Chief Executive Officer, effective September 4, 2025.

About ETHZilla

ETHZilla is developing an accumulation vehicle for Ether (ETH), the native digital asset of Ethereum, that aims to become a benchmark for on-chain treasury management among public companies. This strategy will be built for the community, by the community.

Through its partnership with Electric Capital, ETHZilla’s treasury strategy aims to pursue a differentiated yield generation program meant to outperform traditional ETH staking. The Company is supported by an executive team and DeFi Council that unites capital markets experts, prominent Ethereum engineers, top-tier DeFi founders, infrastructure pioneers and other ecosystem heavyweights.

The Company, originally formed as an innovative biotechnology company, has also been evolving its business towards software enabled gaming and entertainment. In addition to its ETH treasury strategy as discussed above, and its plans to monetize its existing legacy biotech assets, the Company continues to maintain the deployment and development of its gaming initiatives.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the Company’s prior private placements and related transactions, recent OTC transaction, the amount, timing, and sources of funding for its previously announced stock repurchase program, the fact that common stock share repurchases may not be conducted in the timeframe or in the manner the Company expects, expectations regarding the capitalization, resources and ownership structure of the Company, the expected benefits of the expectations with respect to future performance, and growth of the Company; the ability of the Company to execute its plans, the Company’s plans to continue to purchase ETH, the Company’s digital asset treasury strategy, the digital assets to be held by the Company, the Company’s current and anticipated yield strategies, including its participation in DeFi protocols, and future performance. Forward looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the previously announced private placements, sale of convertible notes, and related transactions, including the Company’s digital asset treasury strategy; the Company’s ability to achieve profitable operations; fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting; government regulation of cryptocurrencies and online betting; the Company’s ability to repurchase shares of common stock, the timing thereof, purchase price thereof, and the fact that repurchases may not be undertaken under the stock repurchase program; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s outstanding convertible notes, including the Company’s ability to repay such notes, covenants associated therewith and dilution caused by the conversion thereof into common stock, and security interests associated therewith; risks relating to the Company’s OTC transaction, including the Company’s ability to repay such facility, covenants associated therewith and security interests associated therewith; risks relating to the Company’s previously announced ATM offering, including potential downward pressure on the Company’s stock price associated therewith; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Ether and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company or the validity or enforceability of the intellectual property of the Company; risks relating to iGaming operations; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as well as the supplemental risk factors and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Reports on Form 8-K filed by the Company with the SEC on July 30, 2025 and August 11, 2025. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in the Company’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, including ETH, which the Company holds, impairment charges may be required to be reported in net income if the market price of such assets (including ETH) falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media Contact:
Prosek Partners
pro-ETH@prosek.com

Investor Contact:
Prosek Partners
ETHZ-IR@prosek.com

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